                                 SCHEDULE 14A
                                 (Rule 14-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Concentric Network Corporation
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:   N/A
                                                  -----------------------------

  (2) Aggregate number of securities to which transaction applies:    N/A
                                                  -----------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
      filing fee is calculated and state how it was determined):     N/A
                                                                        -------

  (4) Proposed maximum aggregate value of transaction:          N/A
                                            -----------------------------------

  (5) Total fee paid:                           N/A
                 --------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:                       N/A
                         ------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:            N/A
                                        ---------------------------------------

  (3) Filing Party:                            N/A
                ---------------------------------------------------------------

  (4) Date Filed:                             N/A
               ----------------------------------------------------------------

                        CONCENTRIC NETWORK CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May 5, 1999

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Concentric Network Corporation, a Delaware corporation (the "Company"), will be held on May 5, 1999 at 10:00 a.m., local time, at the offices of the Company located at 1400 Parkmoor Avenue, San Jose, California 95126, for the following purposes:

    1. To elect one Class I director to serve for a term of two years and until his successor is duly elected and qualified and to elect one Class II director to serve for a term of three years and until his successor is duly elected and qualified.

    2. To amend the Company's 1997 Stock Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares to an aggregate of 3,250,000 shares.

    3. To amend the Company's 1997 Stock Plan to provide for an annual increase, effective January 1, 2000, in the number of shares available for grant thereunder by the lesser of: (i) 1,000,000 shares, (ii) 4% of the outstanding shares of Common Stock of the Company, or (iii) a number of shares determined by the Board of Directors.

    4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1999.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          Peter J. Bergeron
                                          Secretary

San Jose, California
April 5, 1999

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE
       AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                        CONCENTRIC NETWORK CORPORATION

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                              PROCEDURAL MATTERS

General

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Concentric Network Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 1999 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

  The Annual Meeting will be held at the offices of the Company located at 1400 Parkmoor Avenue, San Jose, California 95126. The Company's telephone number is (408) 817-2800.

  These proxy solicitation materials were mailed on or about April 5, 1999, together with the Company's 1999 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

Voting at the Annual Meeting; Record Date

  Only stockholders of record of the Company's Common Stock at the close of business on March 31, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date and to vote on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, 20,109,319 shares of the Company's common stock, $.001 par value (the "Common Stock"), were issued and outstanding and 165,247 shares of the Company's Series B Preferred Stock were issued and outstanding (the shares of Series B Preferred Stock have no voting rights). For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners."

Quorum; Abstentions; Broker Non-Votes; Vote Required

  The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of shares present in person or represented by proxy at the Annual Meeting is required for the election of each director in Proposal One described below. The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting is required for approval of the proposed amendment of the Company's 1997 Stock Plan in Proposal Two and Proposal Three and to ratify the appointment of auditors in Proposal Four described below.

  Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not deemed to be "votes cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Revocability of Proxies

  All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or
(ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Concentric Network Corporation, 1400 Parkmoor Avenue, San Jose, California, 95126,
Attention: Secretary.

Expenses of Solicitation

  All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

  In addition, the Company has retained ChaseMellon Shareholder Services, LLC at an estimated cost of $10,500 plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

Procedure for Submitting Stockholder Proposals

  Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by the Company at 1400 Parkmoor Avenue, San Jose, California 95126 no later than September 6, 1999 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting. If a stockholder intends to submit a proposal at the Company's 1999 Annual Meeting of Stockholders which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the company not less than 60 days nor more than 90 days prior to the meeting in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the Company's bylaws. If such a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

  The Company's Board of Directors is currently comprised of four members who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Gary E. Rieschel, currently a Class I director, will stand for re-election at the Annual Meeting for a two-year term ending on the date of the annual stockholder's meeting in 2001. Vinod Khosla, currently a Class II director, will stand for re-election at the Annual Meeting for a three-year term ending on the date of the annual stockholder's meeting in 2002.

Nominee for Class I Director

  The Board of Directors has nominated GARY E. RIESCHEL for re-election as the Class I director. Unless otherwise instructed, the person named in the enclosed proxy intend to vote proxies received by them for the election of Mr. Rieschel. The Company expects that Mr. Rieschel will accept such nomination; however, in the event that Mr. Rieschel is unable or declines to serve as director at the time of the Annual Meeting, proxies will be voted for substitute nominee designated by the present Board of Directors to fill the vacancy. The term of office of the person elected as director will continue until such director's term expires in 2001 or until such director's successor has been elected and qualified.

Nominee for Class II Director

  The Board of Directors has nominated VINOD KHOSLA for re-election as the Class II director. Unless otherwise instructed, the person named in the enclosed proxy intend to vote proxies received by them for the election of Mr. Khosla. The Company expects that Mr. Khosla will accept such nomination; however, in the event that Mr. Khosla is unable or declines to serve as director at the time of the Annual Meeting, proxies will be voted for substitute nominee designated by the present Board of Directors to fill the vacancy. The term of office of the person elected as director will continue until such director's term expires in 2002 or until such director's successor has been elected and qualified.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

Information Regarding Nominees and Other Directors

  Set forth below is certain information regarding the nominees for Class I director, Class II director and each other director of the Company whose term of office continues after the Annual Meeting.

            Nominee for Class I Director for Term Expiring in 2001

       Name        Age       Principal Occupation and Business Experience
       ----        ---       --------------------------------------------
 Gary E.            42 Mr. Rieschel has been a Director of the Company since
  Rieschel.......      October 1996. Mr. Rieschel is a Senior Vice President at
                       SOFTBANK Holdings, having joined that company in January
                       1996. Mr. Rieschel was Vice President for N-Cube
                       Corporation from August 1994 through December 1995. He
                       was Sales Director at Cisco Systems, Inc. from July 1993
                       through October 1994. Prior to this, Mr. Rieschel was a
                       General Manager and Sales Director at Sequent Computer
                       for over nine years. Mr. Rieschel has an M.B.A. from
                       Harvard Graduate School of Business and a B.A. in
                       biology from Reed College.

        Name         Age       Principal Occupation and Business Experience
        ----         ---       --------------------------------------------
            Nominee for Class II Director for Term Expiring in 2002

 Vinod Khosla.......  44  Mr. Khosla has been a Director of the Company since
                          April 1995. Mr. Khosla has been a General Partner
                          with the venture capital firm of Kleiner Perkins
                          Caufield & Byers from February 1986 to the present.
                          Mr. Khosla was a co-founder of Daisy Systems and the
                          founding Chief Executive Officer of Sun Microsystems,
                          Inc. Mr. Khosla also serves on the boards of Excite,
                          Inc., and Qwest Communications International, Inc. He
                          has a B.S.E. from the Indian Institute of Technology
                          in New Delhi, an M.S.E. from Carnegie Mellon
                          University, and an M.B.A. from the Stanford Graduate
                          School of Business.

            Incumbent Class III Directors Whose Terms Expire in 2000

 Franco Regis.......  43   Mr. Regis has been a Director of the Company since
                           October 1996. Since 1994, Mr. Regis has been a
                           Director of Business Development and Strategic
                           Planning at Telecom Italia, S.p.A, the telephone
                           operating company of Italy. From 1992 to 1994, Mr.
                           Regis was a Director of Budget and Control for the
                           business division of Telecom Italia. Mr. Regis has
                           an engineering degree from the Rome State
                           University.

 Henry R. Nothhaft..  54   Mr. Nothhaft joined the Company as President and
                           Chief Executive Officer in May 1995 and became a
                           Director of the Company in August 1995 and was
                           appointed chairman of the Board in January 1998.
                           From 1989 to August 1994, Mr. Nothhaft was
                           President, Chief Executive Officer and a Director of
                           David Systems, Inc., a networking company. From 1983
                           to 1989, Mr. Nothhaft held various positions with
                           DSC Communications Corporation, including President
                           of the Business Network Systems Group, President of
                           the Digital Switch Corporation subsidiary, Senior
                           Vice President of Marketing and a Corporate Director
                           of DSC. From 1979 to 1983, Mr. Nothhaft was Vice
                           President of Domestic Marketing and Vice President
                           of Sales for GTE Telenet Communications Corporation
                           (now Sprint). Mr. Nothhaft has an M.B.A. in
                           Information Systems Technology from George
                           Washington University and a B.S. degree from the
                           U.S. Naval Academy, and is a former officer in the
                           U.S. Marine Corps.

Board Meetings and Committees

  The Board of Directors held a total of ten meetings (including regularly scheduled and special meetings) during fiscal 1998. No incumbent director during the last fiscal year, while a member of the Board of Directors, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which such director served.

  The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee, which currently consists of Mr. Regis, is responsible for monitoring the corporate financial reporting and the external audits of the Company, reviewing and approving material accounting policy changes, monitoring internal accounting controls, recommending engagement of independent auditors, reviewing related-party transactions and performing other duties as prescribed by the Board of Directors. The Audit Committee did not meet during fiscal 1998.

  The Compensation Committee, which currently consists of Messrs. Khosla and Rieschel is responsible for reviewing and approving the compensation and benefits for the Company's officers, directors, consultants, and other employees, administering the Company's stock purchase and stock option plans, and making recommendations to the Board of Directors regarding such matters. The Compensation Committee held six meetings during fiscal 1998.

Compensation of Directors

  Directors received no cash remuneration for serving on the Board. All directors are reimbursed for expenses incurred in attending any Board of Director and committee meetings.

Vote Required

  The nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

                                 PROPOSAL TWO

                   APPROVAL OF AMENDMENT TO 1997 STOCK PLAN

  The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1997 Stock Plan (the "Stock Plan"). A total of 2,250,000 shares of Common Stock are presently reserved for issuance under the Stock Plan. In March 1999, the Board of Directors approved an amendment to the Stock Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Stock Plan to 3,250,000.

  As of March 31, 1999, no shares were available for future grants under the Stock Plan. Additionally, the Board of Directors has previously adopted and approved the Company's 1999 Nonstatutory Stock Option Plan (the "NSO Plan"). A total of 550,000 shares are presently reserved for issuance under the NSO Plan, and no shares were available for future issuance under the NSO Plan as of April 1, 1999.

  At the Annual Meeting, the stockholders are being asked to approve an amendment to the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Stock Plan to 3,250,000. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, most newly hired full-time employees are granted options. The Company believes that this policy will continue to be of great value in recruiting and retaining highly qualified technical and other key personnel. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

Vote Required; Recommendation of Board of Directors

  The approval of the amendment to the Stock Plan requires the affirmative vote of a majority of shares present in person or represented by Proxy and entitled to vote on the proposal at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                PROPOSAL THREE

                APPROVAL OF SECOND AMENDMENT TO 1997 STOCK PLAN

Proposal

  In March 1999, the Board of Directors approved a second amendment to the 1997 Plan to provide for annual increases, to occur automatically on January 1 of each year, for the duration of the 1997 Plan, in the number of shares reserved for issuance thereunder by the lesser of (i) 1,000,000 shares, (ii) 4% of the outstanding shares of Common Stock of the Company or (iii) a number of shares determined by the Board of Directors (the "Evergreen Amendment"). At the Annual Meeting, the stockholders are being requested to approve the Evergreen Amendment. This Evergreen Amendment is proposed in order to ensure enough options are available, in the long term, to provide for continued growth of the Company. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, all newly hired full-time employees are granted options. The Company believes that this policy will continue to be of great value in recruiting and retaining highly qualified technical and other key personnel. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

  As of March 31, 1999, no shares were available for future grants under the Stock Plan. Additionally, the Board of Directors has previously adopted and approved the Company's 1999 Nonstatutory Stock Option Plan. A total of 550,000 shares are presently reserved for issuance under the NSO Plan, and no shares were available for future issuance under the NSO Plan as of April 1, 1999.

Vote Required; Recommendation of the Board of Directors

  The approval of the Evergreen Amendment to the 1997 Plan requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE EVERGREEN AMENDMENT TO THE 1997 PLAN.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999. Ernst & Young LLP has audited the Company's financial statements since 1993. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required; Recommendation of the Board of Directors

  The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, AS INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 1999. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                         BENEFICIAL SHARE OWNERSHIP BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 1999 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors; (iii) the Company's Chief Executive Officer and each of the officers named in the Summary Compensation Table on page 9 hereof; and (iv) all directors and executive officers of the Company as a group.

                                                        Shares Beneficially
                                                             Owned(1)
                                                      -----------------------
Names and Addresses                                    Number   Percentage(%)
-------------------                                   --------- -------------
Williams Communications, Inc.(2)..................... 2,671,876     13.3
 One Williams Center
 Tulsa, OK 74172

Southwestern Bell Internet Services, Inc.(3)......... 1,813,358      9.0
 175 E. Houston
 San Antonio, TX 78205

TMI Telemedia International, Ltd.(4)................. 1,580,966      7.9
 Viale del Campo, Boario, 56D
 00153 Rome, Italy

Henry R. Nothhaft(5).................................   208,798      1.0

John K. Peters(6)....................................   170,662        *

Michael F. Anthofer(7)...............................    56,227        *

William C. Etheredge(8)..............................    36,042        *

Mark W. Fisher(9)....................................    29,826        *

Vinod Khosla(10).....................................   246,675      1.2

Franco Regis(11)..................................... 1,580,966      7.9

Gary E. Rieschel(12).................................       --       --

All current executive officers and directors as a
 group (8 persons)(13)............................... 2,299,370     11.4

--------
  * Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Percentage of beneficial ownership is based on 20,109,319 shares of Common Stock outstanding as of March 31, 1999. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days after March 31, 1999, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

 (2) Includes warrants to purchase 355,018 shares of Common Stock.

 (3) Includes warrants to purchase 906,679 shares of Common Stock.

 (4) Includes warrants to purchase 341,001 shares of Common Stock.

 (5) Includes 22,474 shares of Common Stock issuable upon exercise of outstanding stock options and warrants.

 (6) Includes 104,325 shares of Common Stock issuable upon exercise of outstanding stock options and warrants.

 (7) Includes 10,790 shares of Common Stock issuable upon exercise of outstanding stock options.

 (8) Includes 20,074 shares of Common Stock issuable upon exercise of outstanding stock options.

 (9) Includes 28,541 shares of Common Stock issuable upon exercise of outstanding stock options.

(10) Includes 161,913 shares of Common Stock issuable upon exercise of outstanding stock options and warrants to purchase 83,333 shares of Common Stock. Represents shares beneficially owned by Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II. Mr. Khosla is an affiliate of such entities. Mr. Khosla disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(11) Includes 1,239,965 shares and warrants to purchase 341,001 shares of Common Stock held by TMI Telemedia International, Ltd. Mr. Regis is the Director of Business Development and Strategic Planning of Telecom Italia, S.p.A., the parent of TMI Telemedia International, Ltd. See note
     (4). Mr. Regis disclaims beneficial ownership of such shares.

(12) Excludes 752,279 shares held by SOFTBANK Ventures Inc. Mr. Rieschel, a Director of the Company, is the Senior Vice President at SOFTBANK Holdings Inc., an affiliate of SOFTBANK Ventures Inc. Mr. Rieschel disclaims beneficial ownership of such shares.

(13) Includes shares of Common Stock issuable upon exercise of outstanding options and warrants, and shares beneficially owned by entities associated with Messrs. Regis, Khosla and Reischel as to which they disclaim beneficial ownership. See Notes (4), (10) and (12).

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

  Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee currently consists of Messrs. Khosla and Rieschel. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other Company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

  There has not been any fees for compensation and reimbursement of expenses for attendance at Board of Director meetings of the Company.

  The Company has entered into indemnification agreements with each member of its board of directors and certain of its officers. Such agreements provide for the indemnification of such person to the fullest extent authorized, permitted, or allowed by law.

                        EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

  The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year for services rendered to the Company in all capacities during the last three fiscal years.

                                           Annual Compensation             Long-Term Compensation
                                    ---------------------------------- --------------------------------
                             Fiscal                     Other Annual   Stock Option      All Other
Name and Principal Position   Year  Salary($) Bonus($) Compensation($) Grant(#)($)   Compensation(1)($)
---------------------------  ------ --------- -------- --------------- ------------  ------------------
Henry R. Nothhaft........     1998   288,942    2,296       24,000(2)     74,000           6,084
 President, Chief             1997   214,231      --           --        124,666(3)        2,162
 Executive Officer
 and Chairman of the          1996   184,808      --           --            --            3,105
 Board
John K. Peters...........     1998   248,631      --        15,000(2)     57,700           5,511
 Executive Vice President     1997   201,346      --           --        103,466(3)          --
 and
 General Manager, Network     1996   184,273      --           --            --            3,076
 Services Applications
 Division
Michael F. Anthofer......     1998   203,692    1,124       10,000(2)     20,000           3,847
 Senior Vice President        1997   185,500      --           --         73,333           1,027
 and
 Chief Financial Officer      1996   136,336   20,000      155,212(4)     43,333(5)        1,545
Mark W. Fisher(6)........     1998   181,230      --        10,000(2)     25,000           1,942
 Senior Vice President        1997    71,697      --           --         65,000             695
 and General
 Manager, Network             1996       --       --           --            --              --
 Services Division
William C. Etheredge(7)..     1998   175,577    1,921      109,234(8)     15,000           4,228
 Senior Vice President of     1997   106,731      --        50,000(8)     75,000           1,052
 Sales
                              1996       --       --           --            --              --

--------
(1) Reflects Company contributions to an employee 401(k) plan and term life insurance premiums paid by the Company.
(2) Bonus earned in 1998, but not paid until 1999.
(3) Includes certain options that were granted at higher fair market values earlier in February 1997 and repriced by amendment in July 1997 to reflect fair market values at that time.
(4) Reflects relocation expense payments.
(5) Includes certain options that were granted at higher fair market values earlier in 1996 and repriced by amendment in April 1996 to reflect lower fair market values at that time.
(6) Mr. Fisher was hired in June, 1997.
(7) Mr. Etheredge was hired in March, 1997.
(8) Reflects sales commissions.

Option Grants in Last Fiscal Year

  The following table shows, as to each of the officers named in the Summary Compensation Table, information concerning stock options granted during the fiscal year ended December 31, 1998.

                                                     Individual Grants
                         -------------------------------------------------------------------------
                                                                                     Potential
                                                                                 Realizable Value
                                                                                 of Assumed Annual
                                                             Market               Rates of Stock
                                       Percent of           Price of                   Price
                           Number of     Total             Securities            Appreciation for
                          Securities    Options   Exercise Underlying              Options Term
                          Underlying   Granted to  Price   Options on                 (2)($)
                            Options    Employees    Per     Date of   Expiration -----------------
          Name           Granted(1)(#) in 1997(%) Share($)  Grant($)     Date      5%       10%
          ----           ------------- ---------- -------- ---------- ---------- ------- ---------
Henry R. Nothhaft.......     4,063        0.24     22.12     22.12     05/21/08   56,533   143,267
                            34,937        2.04     22.12     22.12     05/21/08  486,123 1,231,932
                               487        0.03     20.75     20.75     08/04/08    6,355    16,105
                            34,513        2.01     20.75     20.75     08/04/08  450,379 1,141,350
John K. Peters..........     3,683        0.21     22.12     22.12     05/21/08   51,246   129,868
                            29,017        1.69     22.12     22.12     05/21/08  403,751 1,023,184
                             1,193        0.07     20.75     20.75     08/04/08   15,568    39,452
                            23,807        1.39     20.75     20.75     08/04/08  310,670   787,301
Michael F. Anthofer.....     4,503        0.26     20.75     20.75     08/04/08   58,762   148,914
                            15,497        0.90     20.75     20.75     08/04/08  202,229   512,488
Mark W. Fisher..........     7,215        0.42     20.75     20.75     08/04/08   94,153   238,601
                            17,785        1.04     20.75     20.75     08/04/08  232,086   588,152
William C. Etheredge....     6,397        0.37     20.75     20.75     08/04/08   83,478   211,549
                             8,603        0.50     20.75     20.75     08/04/08  112,265   284,502

--------
(1) Options vest with respect to 25% of the shares on the first anniversary date of grant and the remaining 75% vests monthly over the succeeding three years.
(2) Potential Realizable Value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

Option Exercises and Holdings

  The following table sets forth, for each of the officers in the Summary Compensation Table, certain information concerning stock options exercised during fiscal 1998, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1998.

                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised    in-the-Money Options at
                                                   Options at 12/31/98 (#)       12/31/98 (1)($)
                                                  ------------------------- -------------------------
                           Shares
                         Acquired on    Value
   Name                  Exercise(#) Realized($)  Exercisable Unexercisable Exercisable Unexercisable
   ----                  ----------- ------------ ----------- ------------- ----------- -------------
Henry R. Nothhaft.......   197,357   3,790,119.95   10,127       235,515       680,547   12,264,493
John K. Peters..........    81,481   1,218,296.79   91,599       185,019     6,397,696    9,768,789
Michael F. Anthofer.....    57,750   1,441,309.65    8,358       115,558       568,484    6,335,859
Mark W. Fisher..........         0              0   27,187        72,813     1,769,031    4,218,469
William C. Etheredge....    18,783     250,126.95   16,529        64,688     1,076,512    3,814,688

--------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option at March 31, 1999 ($74.75 per share) and the exercise price of the Named Officer's option.

Executive Continuity Agreements

  The Company has entered into Executive Continuity Agreements (the "Agreements") with the following executive officers: Henry R. Nothhaft, John
K. Peters, Michael F. Anthofer, Mark W. Fisher and William C. Etheredge. The Agreements have initial two-year terms, and thereafter are renewed on a monthly basis at the discretion of the Company. The Agreements provide that in the event of the executive's involuntary termination without cause, the executive is entitled to 12 months of severance pay, reimbursement for medical expenses for 12 months, and 12 months of continued option vesting. The Agreements also provide that in the event the executive is actually or constructively terminated without cause within 18 months of a change of control, the executive shall instead be entitled to 24 months of severance pay, reimbursement for medical expenses for 24 months, and 24 months continued option vesting. The executive's right to receive these benefits is conditioned upon the executive's non-competition with the Company for 12 months following termination. In addition, the executive is obligated not to solicit the Company's employees, customers, or service providers for one year after termination of employment.

Report of the Compensation Committee of the Board of Directors

  The Compensation Committee (the "Committee") is comprised of Messrs. Khosla and Rieschel, each of whom is a non-employee director. The Committee sets, reviews and administers the Company's executive compensation program. The role of the Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's stock option plan and employee stock purchase plan. The Committee approves all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers and reviews all stock option grants to employees.

  The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to mesh executive and stockholder interests through stock option based plans and to provide a compensation package that recognizes individual contributions and Company performance.

  At this time in the Company's growth, the Committee has determined that the most effective means of compensation are base salaries and long-term incentives through the Company's stock option programs.

  Base Salary. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology-based companies of reasonably similar size. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. During fiscal 1998, salaries for executive officers were increased by 8.8% to 20.4% depending on the executive officer. The Chief Executive Officer's base salary was $295,000.00.

  Stock Options. Under the Company's Stock Plan, stock options may be granted to executive officers and other employees of the Company. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position. The size of stock option awards are based primarily on an individual's performance and responsibilities. Because of the competitive nature of the technology industry in which the Company's competes, the Committee believes stock option grants are an effective method of incentivising executives to take a longer term view of the Company's performance and to ensure that the executive's and the stockholder's interests are in alignment.

  Bonus. The bonuses awarded to executive officers are determined based on achievement of individual and company performance goals.

  Other. Other elements of executive compensation include Company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company currently matches contributions under the 401(k) plan.

  The Company's Chief Executive Officer does not receive any other special or additional compensation other than as described above.

  The Committee has considered the potential impact of Section 162(m) of the Code and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Stock Plan will meet the requirements of being performance-based, the Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          Compensation Committee of the Board
                                           of Directors


                                          Vinod Khosla
                                          Gary Rieschel

                     Company Stock Price Performance Graph

                COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*
 AMONG CONCENTRIC NETWORK CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                      THE NASDAQ TELECOMMUNICATIONS INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             CONCENTRIC     NASDAQ
Measurement Period           NETWORK        STOCK         NASDAQ
(Fiscal Year Covered)        CORPORATION    MARKET (U.S)  TELECOMMUNICATIONS
-------------------          ----------     ------------  ------------------
Measurement Pt- 8/1/97       $100            $100          $100
FYE  9/97                    $108            $106          $109
FYE 12/97                    $ 74            $ 99          $119
FYE  3/98                    $163            $116          $151
FYE  6/98                    $253            $119          $161
FYE  9/98                    $175            $108          $143
FYE 12/98                    $277            $140          $195

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

  It is important that your shares be presented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

San Jose, California
April 5, 1999

                                    ANNEX A

Description of Stock Plan

  The essential terms of the Stock Plan, as proposed to be amended, are as follows:

 Purpose

  The purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. The Stock Plan will continue in effect for a term of ten years beginning in August 1997 unless terminated earlier pursuant to the terms of the Stock Plan.

 Stock Subject to the Stock Plan

  The maximum aggregate number of shares that may be optioned and sold under the Stock Plan is 3,250,000 Shares, plus an annual increase to be added on the first day of the fiscal year beginning in 2000 equal to the lesser of (i) 1,000,000 shares, (ii) 4% of the outstanding shares on such date or (iii) an amount determined by the board. The shares may be authorized, but unissued, or reacquired Common Stock. If an option or stock purchase right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased shares that were subject thereto will become available for future grant or sale under the Stock Plan.

 Administration

  The Stock Plan is administered by the Board of Directors and/or different committees of the Board of Directors (referred to as the "Administrator"). Subject to the provisions of the Stock Plan, the Administrator has the authority, in its discretion: (i) to determine the fair market value of the Company's Common Stock; (ii) to select the employees, directors or consultants to whom options and stock purchase rights may be granted under the Stock Plan;
(iii) to determine the number of shares of Common Stock to be covered by each option and stock purchase right granted under the Stock Plan; (iv) to approve forms of agreement for use under the Stock Plan; (v) to determine the terms and conditions of any option or stock purchase right granted under the Stock Plan such as the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the Stock Plan; (x) to modify or amend each option or stock purchase right; (xi) to allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld; (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or stock purchase right previously granted by the Administrator; and (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

 Eligibility

  All employees, directors and consultants are eligible to participate in the Stock Plan. Stock options intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (an "Incentive Stock Option") may be granted only to employees. Options not intended to qualify as Incentive Stock Options ("Nonstatutory Stock Options") and Stock Purchase Rights may be granted to employees, directors and consultants of the Company. No optionee may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares; provided that, in connection with his or her initial service, an optionee may be granted options to purchase up to an additional 500,000 shares that shall not count against such limit.

 Terms and Conditions of Options

  Each option granted pursuant to the Stock Plan is evidenced by a written stock option agreement (an "Option Agreement") between the optionee and the Company and is subject to the following terms and conditions:

  Term of Option. The term of each option is stated in each Option Agreement. In the case of an Incentive Stock Option, the term is ten years from the date of grant or such shorter terms as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term of the Incentive Stock Option is five years from he date of grant or such shorter term as may be provided in the Option Agreement.

  Exercise Price. The per share exercise price for the Shares to be issued pursuant to the exercise of an option is determined by the Administrator, subject to the following: (i) in the case of an Incentive Stock Option (A) granted to an employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price may be no less than 110% of the fair market value per share on the date of grant and (B) granted to any employee other than an employee described in (A) immediately preceding, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant; (ii) in the case of a Nonstatutory Stock Option, the per share exercise price may be determined by the Administrator; and (iii) in the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a merger or other corporate transaction.

  Waiting Period and Exercise Dates. At the time an option is granted, the Administrator fixes the period within which the option may be exercised and determines any conditions that must be satisfied before the option may be exercised.

  Form of Consideration. The Administrator determines the acceptable form of consideration for exercising an option, including the method of payment. In the case of an Incentive Stock Option, the Administrator determines the acceptable form of consideration at the time of grant. Such consideration may consist entirely of cash, check, promissory note, other shares that (a) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Stock Plan, a reduction in the amount of any Company liability to the optionee, including any liability attributable to the optionee's participation in any Company-sponsored deferred compensation program or arrangement, any combination of the foregoing methods of payment, or any other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

  Exercise of Option. Any option granted under the Stock Plan is exercisable according to the terms of the Stock Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of options granted under the Stock Plan are tolled during any paid leave of absence.

  Termination of Relationship as a Service Provider. If an optionee ceases to be an employee, director or consultant, other than upon the optionee's death or disability, the optionee may exercise his or her option within such period of time as is specified in the Option Agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the option remains exercisable for three months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the Stock Plan. If, after termination, the optionee does not exercise his or her option within the time specified by the Administrator, the option terminates, and the shares covered by such option revert to the Stock Plan.

  Disability of Optionee. If an optionee ceases to be an employee, director or consultant as a result of the optionee's disability, the optionee may exercise his or her option within such period of time as is specified in the Option Agreement to the extent the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the option will remain exercisable for twelve months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the Stock Plan. If, after termination, the optionee does not exercise his or her option within the time specified herein, the option will terminate, and the shares covered by such Option revert to the Stock Plan.

  Death of Optionee. If an Optionee dies while an employee, director or consultant, the option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such option as set forth in the Option Agreement), by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent that the option is vested on the date of death. In the absence of a specified time in the Option Agreement, the option will remain exercisable for twelve months following the optionee's termination. If, at the time of death, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option will revert to the Stock Plan. The option may be exercised by the executor or administrator of the optionee's estate or, if none, by the person(s) entitled to exercise the option under the optionee's will or the laws of descent or distribution. If the option is not so exercised within the time specified, the option terminates, and the shares covered by such option revert to the Stock Plan.

  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash, shares or otherwise an option previously granted based on such terms and conditions as the Administrator establishes and communicates to the optionee at the time that such offer is made.

 Stock Purchase Rights

  Rights to Purchase. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Stock Plan and/or cash awards made outside of the Stock Plan. After the Administrator determines that it will offer stock purchase rights under the Stock Plan, it will advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related at the offer, including the number of shares that the offeree will be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of a restricted stock purchase agreement in the form determined by the Administrator.

  Repurchase Option. Unless the Administrator determines otherwise, the restricted stock purchase agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator.

  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash, shares or otherwise an option previously granted based on such terms and conditions as the Administrator will establish and communicate to the optionee at the time that such offer is made.

  Other Provisions. The restricted stock purchase agreement will contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator in its sole discretion.

  Rights as a Stockholder. Once the stock purchase right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.

 Non-Transferability of Options and Stock Purchase Rights

  An option or stock purchase right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

 Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale

  Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option and stock purchase right, and the number of shares of Common Stock that have been authorized for issuance under the plan but as to which no options or stock purchase rights have yet been granted or that have been returned to the Stock Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of Common Stock covered by each such outstanding option or stock purchase right, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any shares purchased upon exercise of an option or stock purchase right will lapse as to all such shares, provided the proposed dissolution or liquidation take place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

  Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee will fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option or stock repurchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Optionee in writing or electronically that the option or stock purchase right shall be fully vested and exercisable for a period of fifteen days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period.

 Amendment and Termination of the Plan

  The Board may at any time amend, alter, suspend or terminate the Stock Plan; provided that the Company is required to obtain stockholder approval of any Stock Plan amendment to the extent necessary and desirable to comply with applicable laws.

 Federal Income Tax Consequences

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long- term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

  The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the 1997 Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

 Participation in the Stock Plan

  The following table sets forth certain information regarding options to purchase Common Stock issued during the fiscal year ended December 31, 1998 to each of the executive officers named in the Summary Compensation Table on page 9 who participated in the Stock Plan, all current executive officers as a group, all current non-executive officer directors as a group and all other employees who participated in the Stock Plan as a group:

                                                          Number of
                                                          Securities   Dollar
                                                          Underlying   Value
Name of Individual and Position                           Option(#)    ($)(1)
-------------------------------                           ---------- ----------
Henry R. Nothhaft.......................................    74,000    5,531,500
 President, Chief Executive Officer, Chairman of the
  Board and Director
John K. Peters..........................................    57,700    4,313,075
 Executive Vice President and General Manager, Network
  Service Division
Michael F. Anthofer.....................................    20,000    1,495,000
 Senior Vice President and Chief Financial Officer
Mark W. Fisher..........................................    25,000    1,868,750
 Senior Vice President of Corporate Marketing
William C. Etheredge....................................    15,000    1,121,250
 Senior Vice President of Sales
All current Executive Officers as a group (5 persons)...   544,955   40,735,386
Non-Executive Officer Directors as a group (5 persons)..         0            0
All Other Employees as a group..........................   584,575   43,696,981

--------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option at March 31, 1999 ($74.75 per share) and the exercise price of the option.

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        CONCENTRIC NETWORK CORPORATION

                 Proxy for 1999 Annual Meeting of Stockholders
                                  May 5, 1999


     The undersigned shareholder of Concentric Network Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 1999 Annual Meeting of Stockholders of the Company to be held on May 5, 1999 at 10:00 a.m., local time, at the Company's principal place of business, 1400 Parkmoor Avenue, San Jose, California 95126-3429 (telephone (408) 817-2800), and hereby revokes all previous proxies and appoints Henry R. Nothaft and Michael F. Anthofer or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represents all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner specified on the reverse side:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETINGS AS THE PROXYHOLDERS DEEM ADVISABLE.

                 (Continued and to be signed on reverse side)


                                                                                                         Please mark
                                                                                                          your votes  [x]
                                                                                                         as indicated

                                    AUTHORITY
                          FOR ALL    TO VOTE
                         NOMINEES   WITHHELD                                                             FOR  AGAINST  ABSTAINS
1. Election of Directors    [ ]        [ ]     2. Proposal to amend the Company's 1997 Stock Plan to     [ ]    [ ]      [ ]
   (INSTRUCTION: to                               increase the number of shares available for
    withhold authority                            issuance thereunder by 1,000,000 shares to an
    vote for any individual                       aggregate of 3,250 shares.
    nominee's name on the                      3. Proposal to amend the Company's 1997 Stock Plan to     [ ]    [ ]      [ ]
    list below.)                                  provide for an annual increase, beginning January 1,
    01 Gary Rieschel                              2000, in the number of shares received for issuance
    01 Vinod Khosla                               thereunder equal to the lesser of: (i) 1,000,000
                                                  shares, (ii) 4% of the outstanding shares of
   Nominee GARY RISCHEL and                       Common Stock and the Company or (iii) a number of
           VINOD KHOSLA                           shares determined by the Board of Directors.
                                               4. Proposal to ratify the appointment of Ernst & Young    [ ]    [ ]      [ ]
                                                  LLP as the independent auditors of the Company for
                                                  the fiscal year ending December 31, 1999.



                                                                                In their discretion, the Proxies are entitled to
                                                                                vote upon such other matters as may properly come
                                                                                before the meeting of any adjournments thereof.

                                                                                Dated: _____________________________________,1999

                                                                                Signature:_______________________________________

                                                                                Signature:_______________________________________
                                                                                (This proxy should be market, dated and signed by
                                                                                each stockholder exactly as such stockholder's name
                                                                                appears hereon, and reprinted promptly in the
                                                                                enclosed envelope.  Persons signing in a fiduciary
                                                                                capacity should so indicate.  A corporation is
                                                                                requested to sign its name by its President or
                                                                                other authorized officer, with the office held
                                                                                designated.  If shares are held by joint tenants or
                                                                                as community property, both holders should sign.)

  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.